UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 27, 2007

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

1030 NORTH ORANGE AVENUE, SUITE 105

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

Registrant’s telephone number, including area code: (407) 367-0944

Registrant’s facsimile number, including area code: (407) 367-0950

Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported in the 8-K filing of PainCare Holdings, Inc. (the “Company”) on July 24, 2007, Surgery Partners Holdings, LLC, a Florida limited liability company (“Surgery Partners”), Surgery Partners of Lake Worth, LLC, a Florida limited liability company (“SPLW,” and together with Surgery Partners, the “Purchaser”), and PainCare Surgery Centers I, Inc. (the “Seller”), a Florida corporation and subsidiary of the Company, entered into a Partnership Interest Purchase Agreement (the “Purchase Agreement”) and several ancillary documents pursuant to which Seller agreed to sell to Purchaser its 58.5% of the partnership interests (the “Partnership Interests”) of PSHS Alpha Partners, Ltd., d/b/a the Lake Worth Surgery Center (the “Lake Worth ASC”), which operates a free standing, multi-specialty, Florida licensed and Medicare certified ambulatory surgery center located in Lake Worth, Florida. The closing of the transactions set forth in the Purchase Agreement are subject to customary conditions, including, but not limited to, receipt by Purchaser of a license from the Florida Agency for Health Care Administration to operate the Lake Worth ASC. On July 27, 2007, the parties to the Purchase Agreement entered into a Letter Agreement extending the closing deadline from July 31, 2007 until August 31, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter Agreement dated July 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated August 2, 2007	PAINCARE HOLDINGS, INC.

	By:	/s/ Randy Lubinsky
Randy Lubinsky
Chief Executive Officer and Director